BEACON EQUITY RESEARCH INITIATES COVERAGE OF DERMISONICS, INC. PROJECTING 12-MONTH SHARE PRICE GROWTH TARGET OF $1.81

REPORT CITES GLOBAL MARKET POTENTIAL FOR DERMISONICS' PAINLESS DRUG DELIVERY PLATFORM TECHNOLOGY FOR INSULIN AND OTHER DRUGS

West Conshohocken, PA - November 14, 2005 -Dermisonics, Inc. (OTCBB: DMSI; FWB:
FQC), a developer of painless, injection-free, ultrasonic transdermal drug-delivery patches and technologies with broad pharmaceutical and consumer applications, today announced that leading investment analyst Beacon Equity Research has initiated paid, comprehensive research coverage with an extensive, 40-page report that details the Company's proprietary technology, with projections of a 12-month target share price of $1.81, a significant increase over recent share prices.

The report details Dermisonics' program to develop next-generation, advanced drug delivery platform technologies involving a proprietary transdermal system based on ultrasonic and technologies to enable the needle-free delivery of insulin and at least 175 different drugs -- particularly "heavy molecule" drugs that normally require needle injections - through the skin and into the body.

Beacon's comprehensive coverage cites numerous competitively advantageous elements of Dermisonics' business and financial prospects in the $19 billion drug-delivery marketplace.

"There is no doubt that all injection procedures involve varying degrees of discomfort and inconvenience," the Beacon report comments. "Hence, an innovative solution where large molecule drugs can be delivered without the use of injection has potential to find broad customer acceptance."

Beacon based its share price appreciation targets on Dermisonics' proprietary ultrasonic patch systems. Its projected 12-month target price of $1.81, "represents an appreciation of over 90% from current levels," the report notes.

Dermisonics' technology could constitute revolutionary progress for countless patients on regular drug regimens, such as insulin-dependent diabetics, who rely on often-painful, daily injections.

Dermisonics' lead product in development, its patented U-Strip(TM) system, employs proprietary microelectronics and ultrasonic technologies with a drug-carrying patch to enable the painless delivery of drugs through the skin's natural pores and hair follicles. The U-Strip(TM) Insulin Patch alone could improve the lives of both Type-1 and insulin-dependent Type-2 diabetics, reaching 55 million diabetics, or nearly 30% of the total 185 million diabetic population worldwide, who endure painful needle injections to survive this disease.

Dermisonics has a valuable proprietary technology portfolio, including 11 new patent applications actively pending, domestically and internationally. Beacon also cites a series of Dermisonics' recent "news highlights" and points of strength, including:

     - On August 30th, 2005, Dermisonics completed a $1.5 million financing arrangement with Berra Holdings Ltd., a private venture capital firm; Dermisonics plans to dedicate the funds to further R&D activities, as well as to technology commercialization efforts.

     - On August 15th, 2005, Dermisonics executed an important sales and marketing agreement with PharmaVentures Ltd., to promote its proprietary U-Strip(TM) technology; Beacon further notes that the agreement "should lead to other strategic partnerships as more products are targeted."

     - On August 1st, 2005, Dermisonics initiated preliminary laboratory work prior to conducting the human portion of testing of its U-Strip(TM) Transdermal Drug Delivery technology on insulin-dependent, type II diabetic patients.

     - On July 6th, 2005, Dermisonics announced the approval by the U.S. Patent Office of Dermisonics' first patent related to its U-Strip(TM) technology entitled "Substance Delivery Device"- another IP milestone because it demonstrates the uniqueness - and thus, market value - of this proprietary technology.

Dermisonics has compensated Beacon to conduct a credible, comprehensive and objective third party research report, and the resulting analysis and assessment is Beacon's own independent work product. Dermisonics did not participate in the creation of the conclusions in the report, nor its price growth projections. The full text of the report, produced under compensation terms described below, can be found at http://www.beaconequityresearch.com/.
            ------------------------------------

About Beacon Equity Research

Beacon Equity Research is committed to producing the highest-quality investment research, and helping investors make informed decisions. Our focus is primarily on the underserved small cap market, which has traditionally been shunned by Wall Street. We have no investment banking or consulting relationships with the companies we cover, removing an inherent conflict of interest typically found in most research firms. The companies we feature have agreed to enroll in our research program for a set period and have also agreed to pay an upfront fee to defray the costs of research, publishing and distribution. Our analysis and conclusions are therefore made independently from outside pressures. We seek to explore every pertinent aspect of a company's business and make investors fully aware of the potential risks and rewards involved with the company's stock. All of our reports are co-authored and approved by a Chartered Financial Analyst
(CFA), one of the most prestigious designations in the securities industry. As a CFA holder, our analysts are bound by the AIMR code of ethics.

About Dermisonics, Inc.

Dermisonics is an intellectual property company and advanced technology incubator that is primarily focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of drugs with large molecular structures into the bloodstream. Its breakthrough system, called the U-Strip, is based on a radical integration of microelectronics and ultrasonic science with a product-carrying patch, and represents a quantum leap in non-invasive, transdermal delivery technology. Tests have shown that this system facilitates the transdermal delivery of insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size. The Company has also developed other portable ultrasonic systems for applications in the medical (Antiseptic Wand) and skin care (U-Wand) fields. For more information visit http://www.Dermisonics.com. For more
                                   --------------------------
investor-specific information about Dermisonics, please visit http://www.trilogy-capital.com/dmsi_summary.aspx. To read or download an
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Investor Fact Sheet about the Company, visit
http://www.trilogy-capital.com/tcp/dermisonics/factsheet.html. For real-time
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stock price quotes, visit
http://www.trilogy-capital.com/tcp/dermisonics/quote.html.
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Compensation Disclosures

Beacon Equity Research (otherwise known as BER) is an independent research firm specializing in small and micro capitalization companies. BER has no investment banking or consultation conflicts thereby minimizing the inherent conflicts of interest between the research analysts and the companies they cover. BER is not a registered investment advisor or broker dealer. No information in this report should be construed as an endorsement to either buy or sell any securities mentioned in this report. The analyst(s) who prepared this report rely on publicly available information which neither the analyst, nor BER, can guarantee to be error free or factually accurate. All conclusions in this report are deemed reasonable and appropriate by the author. Beacon Equity Research has been compensated sixteen-thousand five-hundred dollars by Dermisonics for a one year enrollment in its research program. All decisions are made solely by the analyst and independent of outside parties or influence. The Private Securities Litigation Reform Act of 1995 provides investors a "safe harbor" in regard to forward-looking statements. To fully comply with the requirements of this law, BER cautions all investors that such forward-looking statements in this report are not guarantees of future performance. Unknown risk, uncertainties, as well as other uncontrollable or unknown factors may cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements. Investors should exercise good judgment and perform adequate due-diligence prior to making any investment. In accordance with the "Standards for Independent Research Providers" issued by the FIRST Research Consortium, BER makes the following assertions: ratings and price targets in this report should not be construed as recommendations or stock price predictors. Conflicts are inimical to credible professional research; however, the analysts responsible for this report publicly state that they do not own a stake in any of the companies covered in this report. Neither they nor principals of this research provider are permitted to trade any form of equities of companies being covered prior to research being initiated.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.


Contact:

Dermisonics, Inc.
Bruce Haglund, CEO.
bruce.haglund@dermisonics.com
-----------------------------
Four Tower Bridge / 200 Bar-Harbor Drive
West Conshohocken, Pa. 19428-2977 USA
888-401-DERM (3376) Toll Free

(610) 543-0800 Phone
(610) 543-0688 Fax
or
Trilogy Capital Partners (Financial Communications)
Paul Karon, 800-592-6067
paul@trilogy-capital.com
or
European Investor Relations:
Michael Drepper
Phone: +49-621-430-6130
investor-germany@dermisonics.com
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